Exhibit 10.41


                                    Agreement

This is to confirm certain arrangements agreed to between us.

1. Jeffrey W. Greenberg's employment with Marsh & McLennan Companies, Inc., as well as his directorship of MMC, terminated at the close of business on October 25, 2004. Such termination will have no impact on any right he might otherwise have for compensation or indemnification and will not be considered as an admission of wrongdoing or be relevant to any issue regarding the termination of his employment.

2. If we do not otherwise reach agreement as to the characterization of the termination of Mr. Greenberg's employment and his rights under MMC's compensation programs and any plan, program or agreement maintained by any of MMC's subsidiaries or affiliates, we have agreed that both parties will be free to maintain their respective positions with regard to Mr. Greenberg's termination. By way of example, Mr. Greenberg will be free to assert, among other things, that his employment terminated other than for "Cause" for purposes of any such program, plan or agreement. MMC similarly, will be free to assert, among other things, that his termination was for "Cause" for purposes of any such program, plan or agreement. Each party will be free to make such claims without regard to any time limits, notice requirements or cure provisions, all of which are hereby waived. Of course, all parties retain all rights to contest another party's position.

3. MMC confirms that Mr. Greenberg is entitled to COBRA continuation coverage in accordance with applicable law.

4. MMC will provide Mr. Greenberg with a suitable office and secretary, and security at the level now provided, for six months from the date of termination (through April 24, 2005), with the understanding that Mr. Greenberg may request a continuation of security for good cause.

     Except as specifically provided herein, all written agreements between or among the parties remain in full force and effect, and nothing herein shall prevent any party from exercising any right of any kind or nature under any such agreement unless expressly barred from doing so by the terms of this Agreement.


AGREED TO:

Marsh & McLennan Companies, Inc.                For Jeffrey W. Greenberg


/s/ Lewis Bernard                               /s/ Jeffrey W. Greenberg
________________________________                ________________________________
By: Lewis Bernard                               By: Jeffrey W. Greenberg


Dated:  November 9, 2004